UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  September 26, 2019

TPT Global Tech, Inc.
(Exact name of registrant as specified in its charter)

Florida	333-222094	81-3903357
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

501 West Broadway, Suite 800, San Diego, CA 92101
(Address of Principal Executive Offices) (Zip Code)

(619)301-4200
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each Class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

As reported in the Current Report on Form 8-K filed by TPT Global Tech, Inc. (the “Company”) on March 27, 2019, the Company finalized a Securities Purchase Agreement dated March 18, 2019 with Auctus Fund, LLC (“Auctus”) for the purchase of a $600,000 Convertible Promissory Note (“Auctus Convertible Promissory Note”). The Auctus Convertible Promissory Note is due December 18, 2020, pays interest at the rate of 12% per annum and gives the holder the right from time to time, and at any time during the period beginning 180 days from the origination date to convert all of the outstanding balance into common stock of the Company limited to 4.99% of the outstanding common stock of the Company. The conversion price is the lesser or the last trade during the 25 trading days prior to March 27, 2019 or 55% multiplied by the lowest traded price (“Market Price”) for the common stock during the previous 25 trading days prior to the applicable conversion date. The Convertible Promissory Note may be prepaid in full at 135% to 150% up to 180 days from origination.

As part of the transaction, Auctus was issued 2,000,000 warrants to purchase 2,000,000 common shares of the Company at 70% of the current market price. Current market price means the average of the three lowest trading prices for our common stock during the ten-trading day period ending on the latest complete trading day prior to the date of the respective exercise notice. However, if the registration statement described above is declared effective on or before June 11, 2019, then, while such Registration Statement is effective, the current market price shall mean the lowest volume weighted average price for our common stock during the ten-trading day period ending on the last complete trading day prior to the conversion date.

On September 26, 2019, the Company received a Notice of Conversion (the “Notice”) from Auctus Fund, LLC regarding its request to convert $21,100 of accrued interest into 1,000,000 shares of common stock and also gave notice of default under the Company’s failure to file a Registration Statement covering Auctus’ resale at prevailing market prices (and not fixed prices) of all of the Company’s common stock underlying the Note and Warrant (as defined in the Securities Purchase Agreement). Accordingly, an event of default under Section 3.23 of the Note has occurred (the “Default”). Due to the occurrence of the Default, the penalties specified in Article III of the Note have been triggered.

The Company has communicated with the transfer agent to effectuate the conversion and issue the 1,000,000 common shares. The Company has also communicated with Auctus that it is in the process of preparing the applicable Form S-1 to register the underlying common shares and expects to file this with the Securities and Exchange Commission within 30 days. As we have disclosed in our Form 10Q for June 30, 2019, we may be in violation of similar covenants with other outstanding convertible debt.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

TPT GLOBAL TECH, INC.

Date: September 30, 2019	By:	/s/ Stephen J. Thomas III
Stephen J. Thomas III
Title: Chief Executive Officer